Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
U.S. Global Investors, Inc. Employee Stock Purchase Plan
San Antonio, Texas
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 11, 2011, relating to the financial statements of the U.S. Global Investors, Inc. Employee Stock Purchase Plan appearing on this Form 11-K for the year ended December 31, 2010.

/s/ BDO USA LLP
BDO USA, LLP
Dallas, Texas

March 11, 2011